Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”), dated as of April 1, 2026, is entered into between Wellgistics Health, Inc., a Delaware corporation (the “Company”), and the investor named on the signature page hereto (the “Investor”).

Recitals

WHEREAS, the Company is undertaking a private offering (the “Offering”) of up to $1,250,000 in aggregate principal amount (the “Aggregate Principal Amount”) of promissory notes in the form attached hereto as Exhibit A (the “Notes”);

WHEREAS, the terms of the Offering are specifically made subject to the terms, risk factors and disclosures set forth in the Notes and this Agreement;

WHEREAS, subject to the terms and conditions set forth herein, the Company wishes to enter into this Agreement to issue and sell to the Investor the Notes, and the Investor desires to purchase from the Company, the amount of Notes set forth on the signature page hereto and on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms not otherwise defined in this Agreement will have the meanings set forth in this Section 1.

1.1.	“Aggregate Principal Amount” means the maximum total principal amount of Notes offered in the Offering, which is $1,250,000.

1.2.	“Aggregate Purchase Price” means the total purchase price payable by all investors for the Notes issued in the Offering, which is $1,000,000.

1.3.	“Common Stock” means the common stock, par value $0.0001, of the Company.

1.4.	“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

1.5.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.6.	“Indebtedness” means, without duplication, (a) all indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or similar instruments, (c) capital lease obligations, (d) reimbursement obligations in respect of letters of credit, bankers’ acceptances or similar credit facilities, (e) all obligations by any lien on property or assets of the Company, whether or not the obligations thereby have been assumed, and (f) any guarantees of the foregoing.

1.7.	“Nasdaq” means The Nasdaq Stock Market LLC.

1.8.	“Note” means the promissory note issued to the Investor pursuant to Section 2, the form of which is attached hereto as Exhibit A.

1.9.	“Placement Agent” means Dawson James Securities, Inc.

1.10.	“Principal Amount” means, with respect to any Investor, the principal amount of Notes purchased by such Investor as specified on the signature page of this Agreement.

1.11.	“Purchase Price” means, with respect to any Investor, the purchase price payable by such Investor for the Notes, as specified on the signature page of this Agreement.

1.12.	“SEC Reports” means, collectively, each report filed by the Company with the SEC through the date of this Agreement.

1.13.	“Securities Act” means the Securities Act of 1933, as amended.”

1.14.	“Strategic Financing” means any equity or equity-linked financing, joint venture, commercial collaboration, licensing transaction, data-sharing or data-monetization arrangement, technology integration, distribution arrangement, or similar strategic transaction entered into by the Company with a pharmaceutical company, healthcare services company, data, artificial intelligence, digital asset, Web3, information services, data-monetization, or technology platform company, payer, pharmacy network, supplier, or other commercial or strategic partner, the primary purpose of which is a bona fide commercial, operational, or strategic relationship rather than capital raising, as determined by the Board of Directors in good faith.

1.15.	“Transaction Documents” means collectively, this Agreement and the Note.

2.	Purchase and Sale of Note. In exchange for the Purchase Price paid by the Investor, the Company will sell and issue the Note to the Investor. The Note will have a principal balance equal to the Principal Amount. Nothing in this Note shall permit the issuance of shares of Common Stock in excess of the limits imposed by applicable Nasdaq rules without stockholder approval.

3.	Reserved.

4.	Closing. The closing of the sale of the Note in return for the Purchase Price paid by the Investor (the “Closing” and the date thereof, the “Closing Date”) will take place remotely via the exchange of documents and signatures on the date of this Agreement, or at such other time and place as the Company and the Investor agree upon orally or in writing. At the Closing, the Investor will deliver the Purchase Price to the Company and, in return therefor, the Company will deliver the Note to the Investor. On the Closing Date, the Investor will make a wire transfer payment of United States dollars in immediately available funds in the full amount of the Purchase Price. Upon the Closing, the Company shall deliver to the Investor the Note, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or those incurred by Investor and the restrictive legends set forth in Section 10.10), as set forth in Section 4.2 below.

4.2.	Promptly after the Closing, the Company shall deliver (or cause the delivery of) the Note to the Investor with restrictive legends, as set forth in Section 10.10 below.

5.	Closing Conditions.

5.1.	The obligations of the Company to consummate the Closing are also subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(a)	all representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Investor of each of the representations, warranties and agreements of the Investor contained in this Agreement as of the Closing Date; and

(b)	The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to Closing.

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5.2.	The obligations of the Investor to consummate the Closing are also subject to the satisfaction or valid waiver by the Investor of the additional conditions that, on the Closing Date:

(a)	all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined herein), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such date), and consummation of the Closing, shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of such party contained in this Agreement as of the Closing Date; and

(b)	the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to Closing.

6.	Deliveries.

6.1.	On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Investor the following:

(a)	this Agreement duly executed by the Company;

(b)	a legal opinion of Company Counsel in a form reasonably acceptable to the Placement Agent;

(c)	the Company shall have provided the Investor with the Company’s wire instructions;

(d)	the duly executed Transaction Documents;

(e)	an Officer’s Certificate, in form and substance reasonably satisfactory to the Placement Agent; and

(f)	a Secretary’s Certificate, in form and substance reasonably satisfactory to the Placement Agent.

6.2.	On or prior to the Closing Date, each Investor shall deliver or cause to be delivered to the Company the following:

(a)	this Agreement duly executed by such Investor; and

(b)	the Investor’s Purchase Amount, by wire transfer of immediately available funds in accordance with the flow of funds letter.

7.	Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to the Investor:

7.1.	Organization and Good Standing. Each of the subsidiaries of the Company are set forth on Schedule 7.1. Each of the Company and its subsidiaries has been duly incorporated or organized, as applicable, is validly existing and is in good standing (to the extent the concept of good standing is applicable in such jurisdiction) under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries has the requisite power and authority to own its properties and conduct its business as currently being carried on and as described in the SEC Reports, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which the conduct of its business or ownership of property makes such qualification necessary and in which the failure to so qualify would (A) have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company or (B) materially affect the validity of the Note or the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Agreement or the Note (each, a “Material Adverse Effect”).

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7.2.	No Violations or Defaults. Neither the Company nor any of its subsidiaries (A) is in violation of its respective charters, bylaws or other organizational documents, (B) is in breach of or otherwise in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any term, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its material property or assets is subject, or (C) is in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject, including the Sarbanes–Oxley Act and the Exchange Act; except, in the case of clauses (A), (B) and (C) of this Section 7.2, for any breaches, violations or defaults which, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

7.3.	Authorization; No Conflicts; Authority.

7.3.1.	All corporate action required to be taken by the Company’s Board of Directors, or a duly authorized committee thereof (the “Board”), in order to authorize the Company to enter into this Agreement and to issue the Note at the Closing has been taken by the Board. This Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

7.3.2.	Assuming the accuracy of the Investor’s representations and warranties in Section 7, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions that are the subject of this Agreement in compliance herewith will be done in accordance with the rules of Nasdaq, and none of the foregoing will result in (i) a material breach or material violation of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, license, lease or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, which would (i) (A) have a Material Adverse Effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company or (B) materially affect the validity of the Note or the legal authority or ability of the Company to perform in all material respects its obligations under the terms of this Agreement or the Note; (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would have a Material Adverse Effect.

7.4.	Indebtedness. Except as set forth on Schedule 7.4, the Company does not have any Indebtedness outstanding. Schedule 7.4 sets forth a true, correct and complete list of all Indebtedness of the Company as of the date hereof, including, for each item of Indebtedness, (i) the obligor, (ii) the holder or counterparty, (iii) the principal amount outstanding, (iv) the maturity date, (v) the interest rate (or method of determining the interest rate), and (vi) any security therefor or guarantees in respect thereof.

7.5.	Security Interests; Priority. Except as set forth on Schedule 7.5, none of the assets or properties of the Company is subject to any mortgage, pledge, lien, security interest, charge or other encumbrance of any kind (collectively, “Liens”). Schedule 7.5 sets forth a true, correct and complete description of all Liens on the assets or properties of the Company, including, for each such Lien, (i) the obligation, (ii) the collateral subject thereto, (iii) the identity of the party, and (iv) the relative priority of such Lien. The Indebtedness and other obligations by the Liens described on Schedule 7.5 constitute the only obligations of the Company that are by any assets or properties of the Company, and, except as set forth on Schedule 7.5, no such Liens secure obligations that are senior to, pari passu with, or entitled to priority over the obligations under the Notes.

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7.6.	Private Placement and No General Solicitation. Assuming the accuracy of the Investor’s representations and warranties in Section 8, in connection with the offer, sale and delivery of the Note in the manner contemplated by this Agreement, it is not necessary to register the Note under the Securities Act. The Note (i) was not offered to the Investor by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act and (ii) is not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

7.7.	SEC Reports. Except as disclosed in the SEC Reports, as of their respective dates, all reports filed or required to be filed by the Company with the SEC complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed as of the time of the execution of this Agreement, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Reports, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods presented, subject, in the case of unaudited statements, to normal, year-end audit adjustments and the absence of complete footnotes. Except as disclosed in the SEC Reports or as would not have a Material Adverse Effect, the Company has timely filed with the SEC each SEC Report that the Company was required to file with the SEC. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system.

7.8.	Absence of Certain Events; Undisclosed Events, Liabilities or Developments. Subsequent to the respective dates as of which information is given in the SEC Reports, neither the Company nor any of its subsidiaries has (A) incurred any material liabilities, direct or contingent, other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practices and liabilities not required to be reflected in the Company’s financial statements pursuant to generally accepted accounting principles or disclosed in filings made with the SEC; (B) declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (C) there has not been any change in the capital stock of the Company (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, settlement of restricted stock units or conversion of convertible securities); (D) any issuance of options, warrants, restricted stock units, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or (E) any event or development that has had a Material Adverse Effect or any development which could reasonably be expected to result in any Material Adverse Effect. Except for (i) the issuance of the Notes contemplated by this Agreement, or (ii) as set forth on Schedule 7.8, no material event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed prior to the date that this representation is made.

7.9.	Absence of Proceedings. Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding by or before any governmental or other regulatory or self-regulatory agency, entity or body with authority or jurisdiction over the Company, pending, or, to the knowledge of the Company, threatened in writing against the Company, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

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7.10.	Ownership of Assets. Except as disclosed on Schedule 7.10, the Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the SEC Reports as being owned by them which is material to the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the SEC Reports or as would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

7.11.	Required Consents. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Agreement, including the issuance of the Note (other than: (i) filings with the SEC; (ii) filings required by applicable state securities laws; (iii) those required by Nasdaq; (iv) filings pursuant to applicable antitrust laws; and (v) consents or other approvals, waivers or authorizations required for the consummation of the transactions contemplated by this Agreement that the Company reasonably expects to receive on or prior to the Closing), in each case the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

8.	Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

8.1.	The Investor has full power and authority (and, if the Investor is an individual, the capacity) to enter into this Agreement and to perform all obligations required to be performed by it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action, and no further consent or authorization of the Investor or its governing board, trustee or any other person or entity, is required. This Agreement has been duly authorized, executed and delivered by the Investor, and when executed and delivered by the Investor, will constitute the Investor’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. If the Investor is a corporation, partnership, trust or other entity, the person signing this Agreement on behalf of such entity has been duly authorized to do so.

8.2.	The execution, delivery and performance by the Investor of this Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any law, statute, rule or regulation applicable to the Investor, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents. The signature on this Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual the signatory has been duly authorized to execute the same, and this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms

8.3.	The Investor acknowledges that this Agreement is made in reliance upon the Investor’s representation to the Company, which the Investor confirms by executing this Agreement, that the Note is being acquired for investment for the Investor’s own account, not as a nominee or agent (unless otherwise specified on the Investor’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note. If other than an individual, the Investor also represents it has not been organized solely for the purpose of acquiring the Note.

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8.4.	The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Note. Without limiting the generality of the foregoing, the Investor acknowledges that, it has received and reviewed the SEC Reports. The Investor represents and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask the Company’s management questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Note. The Investor has conducted its own investigation of the Company and the Note, and the Investor has made its own assessment and have satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Note. The Investor acknowledges that the Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement. The Investor acknowledges that it has reviewed the documents made available to the Investor by the Company. The Investor further acknowledges that the information contained in the SEC Reports is subject to change, and that any changes to the information contained in the SEC Reports shall in no way affect the Investor’s obligations hereunder, except as otherwise provided herein.

8.5.	The Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Note or made any findings or determination as to the fairness of this investment or the accuracy or adequacy of the SEC Reports.

8.6.	The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Note, including those set forth in the SEC Reports. The Investor is able to fend for itself in the transactions contemplated herein and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Note, and the Investor has sought such accounting, legal and tax advice as Investor has considered necessary to make an informed investment decision. The Investor (i) is a sophisticated investor, experienced in investing in private placement transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Note. The Investor has determined based on its own independent review and such professional advice as it deems appropriate that the Note (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under its charter, by-laws or other constituent document or under any law, rule, regulation, agreement or other obligation by which the Investor is bound and (v) are a fit, proper and suitable investment for the Investor, notwithstanding the substantial risks inherent in investing in or holding the Note.

8.7.	The Investor is (x) a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the Securities Act), and (y) is acquiring the Note only for his, her or its own account and not for the account of others, and not on behalf of any other account or person or with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Investor is not an entity formed for the specific purpose of acquiring the Note.

8.8.	The Investor understands that the Note is being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Note will not be registered under the Securities Act. The Investor understands that the Note may not be resold, transferred, pledged (except in ordinary course prime brokerage relationships to the extent permitted by applicable law) or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except pursuant to another applicable exemption from the registration requirements of the Securities Act. The Investor acknowledges that the Note will not immediately be eligible for resale pursuant to Rule 144 promulgated under the Securities Act. The Investor understands and agrees that the Note will be subject to transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily resell the Note and may be required to bear the financial risk of an investment in the Note for an indefinite period of time. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Note.

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8.9.	The Investor acknowledges that, other than those representations, warranties, covenants and agreements of the Company included in this Agreement, there have been no representations, warranties, covenants and agreements made to the Investor by the Company, or any of its respective officers or directors or other representatives, expressly or by implication. Except for the representations, warranties and agreements of the Company expressly set forth in this Agreement, the Investor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Note and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including all business, legal, regulatory, accounting, credit and tax matters.

8.10.	The Investor understands that no public market now exists for the Note and that the Company has made no assurances that a public market will ever exist for the Note.

8.11.	The Investor acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

8.12.	The Investor, and its officers, directors, employees, agents, members or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Note or any other securities of the Company by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. The Investor acknowledges that neither the Company nor any other person offered to sell the Note to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

8.13.	If the Investor is an individual, the Investor resides in the state or province identified in the address shown on the Investor’s signature page hereto. If the Investor is a partnership, corporation, limited liability company, trust or other entity, the Investor’s principal place of business is located in the state or province identified in the address shown on the Investor’s signature page hereto.

8.14.	If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Note or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Note; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, exchange, redemption, sale, or transfer of the Note. The Investor’s subscription and payment for and continued beneficial ownership of the Note will not violate any applicable securities or other laws of the Investor’s jurisdiction. The Investor acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Note.

8.15.	Neither the Investor, nor, to the extent it has them, any of its trustees, equity holders, managers, general or limited partners, directors, affiliates, trust beneficiaries or executive officers (collectively with Investor, the “Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Investor has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event. The acquisition of the Note by the Investor will not subject the Company to any Disqualification Event.

8.16.	The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby will not, (i) result in a violation of the organizational documents (including any trust documents) of the Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor.

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9.	Further Agreements.

9.1.	Participation Right. For the longer of (a) one year from the date of this Agreement or (b) so long as the Note remains outstanding, in the event Company proposes to offer and sell its securities, whether in the form an Equity Financing (defined below), or any other financing transaction (each, a “Future Offering”; provided, however, that “Future Offering” shall expressly exclude any Strategic Financing if so determined by the Placement Agent in its sole discretion), the Investor shall have the right, but not the obligation, to participate in such Future Offering by purchasing securities in an amount up to 100% of the Investor’s original (before conversion or repayment) Principal Amount (the “Participation Right”). For the avoidance of doubt, an “Equity Financing” shall mean any sale by the Company of its Common Stock or any securities conferring the right to purchase Common Stock, or any securities convertible into or exchangeable for (with or without additional consideration) shares of the Company’s Common Stock. In connection with any Future Offering, the Company shall provide written notice to the Investor of the material terms and conditions of such Future Offering (the “Financing Notice”) no later than five (5) business days prior to the anticipated closing date of such Future Offering. If the Investor elects to exercise its Participation Right, it shall notify Company, in writing, of such election at least one (1) business day prior to the anticipated closing date set forth in the Financing Notice (the “Participation Notice”). In the event the Investor does not return a Participation Notice to Company within such period, the Participation Right granted hereunder shall terminate and be of no further force and effect; provided, however, that such Participation Right shall be reinstated if the anticipated closing referenced in the Financing Notice does not occur. The closing of the Investor’s participation, if any, shall occur simultaneously with the closing of the Future Offering.

9.2.	Investor Conversion or Repayment Option. At any time while any portion of the Aggregate Principal Amount remains outstanding, the Investor may, at its sole option, convert any or all of the Investor’s outstanding Principal Amount into securities offered in any Future Offering on the same terms as other investors in such offering, or require full repayment of any or all of the outstanding Principal Amount in cash. In either case, the Company shall ensure that any outstanding Aggregate Principal Amount is paid in full from the proceeds of such Future Offering before any other use of such proceeds. Notwithstanding the foregoing, this Section 9.3 shall not apply to a Strategic Financing if the Placement Agent determines so in its sole discretion. In such case, the Company may use the proceeds of the Strategic Financing for working capital, growth initiatives, integration costs, or other corporate purposes as determined by the Board of Directors, without any requirement to repay the Notes or offer conversion of the Notes.

9.3.	No Additional Debt. The Company shall not, and shall cause its subsidiaries not to, incur, create, assume, guarantee, or otherwise become liable for any Indebtedness for borrowed money or issue any debt securities, other than the Notes issued pursuant to this Agreement, for so long as any portion of the Aggregate Principal Amount remains outstanding.

9.4.	No Security Interests. The Company shall not, and shall cause its subsidiaries not to, grant, create, incur, assume, or permit to exist any new lien, pledge, mortgage, security interest, or other encumbrance on any of its assets or properties, whether now owned or hereafter acquired, for so long as any portion of the Aggregate Principal Amount remains outstanding.

10.	Miscellaneous.

10.1.	Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties; provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Investor. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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10.2.	Choice of Law. This Agreement shall be construed and governed by the laws of the State of Delaware (and as applicable, the federal laws of the United States), without giving effect to its conflicts of law principles. Each of the Company and the Investor (each, a “Party” and, collectively, the “Parties”) hereby (i) irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware (and appellate courts thereof) (the “Specified Courts”) in connection with any litigation, dispute, claim, legal action or other legal proceeding (a “Proceeding”) arising out of or relating to this Agreement, (ii) waives and covenants not to and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such Proceeding, any claim that such Party is not subject personally to the jurisdiction of the Specified Courts, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by any Specified Court, (iii) agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Proceeding and (iv) agrees that any service of any process, summons, notice or document sent by U.S. registered mail to such Party’s address set forth on the applicable signature page of this Agreement shall be effective service of process for any Proceeding brought against such Party in any Specified Court. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LEGAL ACTION OR PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT.

10.3.	Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.4.	Titles and Subtitles. The titles and subtitles used in this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

10.5.	Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address or other address as subsequently modified by written notice given in accordance with this Section 10.5).

10.6.	Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

10.7.	Entire Agreement; Amendments and Waivers. This Agreement, the Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Any term of this Agreement or the Note may be amended and the observance of any term of this Agreement or the Note may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of a majority of the Aggregate Principal Amount. Any waiver or amendment effected in accordance with this Section 10.7 will be binding upon each party to this Agreement and each holder of a Note purchased under this Agreement then outstanding and each future holder of all such Note.

10.8.	Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provisions were so excluded and this Agreement will be enforceable in accordance with its terms.

10.9.	Notices. All notices, consents and waivers under this Agreement shall be in writing and may be delivered in person, by email (with affirmative confirmation of receipt), by reputable, nationally recognized overnight courier service or by registered or certified mail, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice): (i) if to the Company, as set forth immediately below, and (iii) if to the Investor, to its address as set forth under its name on the signature page hereto.

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If to the Company:

Wellgistics Health, Inc.

3000 Bayport Drive

Suite 950

Tampa, FL 33607

E-mail:	patel@rxintegra.com
Attention:	President

With a copy to (which shall not constitute notice or service of process):

Whiteford, Taylor & Preston LLP

1021 E. Cary Street, Suite 2001

Richmond, VA 23219

Telephone:	804.807.7376
E-mail:	rradia@whitefordlaw.com
Attention:	Rajiv Radia

10.10.	Legends. The Investor understands and acknowledges that the Note may bear the following legend:

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS.

10.11.	No Reliance. The Investor acknowledges that it is not relying upon any person, firm, corporation or member, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company.

10.12.	Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this Agreement and the Note and any agreements executed in connection herewith or therewith.

10.13.	Independent Nature of Investor’s Obligations and Rights. Nothing contained herein, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor as part of any partnership, association, joint venture or any other kind of entity, or create a presumption that the Investor is in any way acting in concert or as a group with respect to the Investor’s obligations hereunder and the obligations of any other investor that a purchaser of securities of the Company offered contemporaneously herewith. The Investor has been represented by its own separate legal counsel in its review and negotiation of this Agreement.

[signature pages follow]

11

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

COMPANY:

WELLGISTICS HEALTH, INC., a Delaware corporation

By:
Name:	Prashant Patel
Title:	President

[Signature Page to Note Purchase Agreement – Wellgistics Health, Inc.]

INVESTOR SIGNATURE PAGE TO THE NOTE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Note Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name(s) of Investor: [__]

Signature of Authorized Signatory of Investor:__________________________________________________

Name of Authorized Signatory:

Title of Authorized Signatory:

Address for Notice to Investor:

_______________________________________________________________________________

_______________________________________________________________________________

Attention:_______________________________________________________________________

Email:___________________________________________________________________________

Telephone No.:____________________________________________________________________

Address for Delivery of Note to Investor (if not same as address for notice):

Principal Amount: $______________________

Purchase Price: $____________________

EIN Number:_______________________________

[Signature Page to Note Purchase Agreement – Wellgistics Health, Inc.]

Exhibit A

Form of Note

[see attached]

Execution Version

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS.

PROMISSORY NOTE

$[________].00	April 1, 2026

For value received Wellgistics Health, Inc., a Delaware corporation (the “Company”), promises to pay to [_____________] or its successors or assigns (“Holder”) the principal sum of US $[______].00 with simple interest on the outstanding principal amount at the rate of zero percent (0%) per annum. Interest will commence on the date hereof and will continue on the outstanding principal until paid in full or otherwise converted pursuant to the terms set forth herein. All principal and interest on the outstanding principal will accrue and, unless converted earlier as set forth below, be due and payable on the earlier of (a) the twelve (12) month anniversary of the date hereof, or (b) the date of closing of a Qualified Financing, as defined herein (the “Maturity Date”). Interest will be computed on the basis of a 365-day year. This Note is being issued as a series of promissory notes (collectively, the “Notes”, and such other promissory notes, the “Other Notes”) under that certain Note Purchase Agreement dated as of the date hereof (the “Purchase Agreement”).

Cash Purchase Price. This Promissory Note (the “Note”) is being purchased for a cash purchase price of $[________].00, reflecting a 20% original issue discount.

Definitions.

(a) “Common Stock” means the Company’s common stock, par value $0.001 per share.

(b) “Note Balance” means at any particular time the then outstanding principal balance and any accrued but unpaid interest on this Note.

(c) “Securities Act” means the Securities Act of 1933, as amended.

Prepayment; Financing Repayment; Applicable of Payments.

(d) Optional Prepayment. The Company may, at its option, upon not less than five (5) Trading Days’ prior written notice to the Holder, prepay all or any portion of the outstanding Note Balance; provided that any such prepayment shall be made at a price equal to 110% of the portion of the Note Balance being prepaid (the “Prepayment Amount”). Any such prepayment shall be applied first to accrued and unpaid interest, if any, and then to principal. Upon payment in full of the Note Balance, including the applicable Prepayment Amount, this Note shall be surrendered to the Company for cancellation.

(b) Financing Proceeds. Subject to the provisions of this Section, in the event the Company consummates any equity or equity-linked financing (each, a “Qualified Financing”), the Company shall apply a portion of the net proceeds (after payment of placement agent fees and reasonable transaction expenses) received by the Company from such Qualified Financing toward repayment of the outstanding Note Balance, on a pro rata basis among the holders of all outstanding Notes. The Company shall apply (i) 50% of such net proceeds from each Qualified Financing until the Company has received aggregate gross proceeds of $5,000,000 from one or more Qualified Financings (the “Threshold Amount”), and (ii) 100% of such net proceeds from any Qualified Financing (or portion thereof) to the extent that aggregate gross proceeds from all Qualified Financings exceed the Threshold Amount. For the avoidance of doubt, if a Qualified Financing causes the aggregate gross proceeds from all Qualified Financings to exceed the Threshold Amount, then 50% of the portion of such financing up to the Threshold Amount and 100% of the portion in excess of the Threshold Amount shall be applied toward repayment of the outstanding Note Balance. Notwithstanding the foregoing, no repayment shall be required from the proceeds of (i) any at-the-market offering program, (ii) issuances under any equity incentive plan approved by the Board of Directors, (iii) any equity line of credit or similar committed equity facility, (iv) any Strategic Financing (as defined in the Purchase Agreement), or (v) any issuance of securities as consideration in a bona fide acquisition, merger or other strategic commercial transaction. All repayments made pursuant to this Section shall be applied first to accrued and unpaid interest, if any, and thereafter to the outstanding Note Balance.

4. Reserved.

5. Events of Default.

5.1 “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) any default in the payment of the principal of this Note or any other amount due hereunder, as and when the same shall become due and payable;

(ii) The Company shall fail to observe or perform any obligation or shall breach any term or provision of this Note and such failure or breach shall not have been remedied within fifteen (15) calendar days after the date on which notice of such failure or breach shall have been delivered;

(iii) The Company or any of its subsidiaries shall commence, or there shall be commenced against the Company or any subsidiary a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary, or there is commenced against the Company or any subsidiary any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 60 days; or the Company or any subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company or any subsidiary makes a general assignment for the benefit of creditors; or the Company or any subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary for the purpose of effecting any of the foregoing;

(iv) The Company or any subsidiary shall default in any of its respective obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued in excess of $500,000, or by which there may be or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(v) The Company shall (a) be a party to any Change of Control Transaction (as defined below), (b) agree to sell or dispose all or substantially all of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction), (c) redeem or repurchase more than a de minimis number of shares of Common Stock or other equity securities of the Company, or (d) make any distribution or declare or pay any dividends (in cash or other property, other than common stock) to purchase, acquire, redeem, or retire any of the Company’s capital stock, of any class, whether now or hereafter outstanding. “Change of Control Transaction” means the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Company with or into another entity that is not wholly-owned by the Company, consolidation or sale of 50% or more of the assets of the Company in one or a series of related transactions, or (iv) the execution by the Company of a binding agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii); or

(vi) the Chief Executive Officer of the Company ceases to serve in such capacity and is not replaced within sixty (60) days by a successor reasonably acceptable to the Holder;

(vii) the Company shall be in breach of any covenant in the Purchase Agreement, or it becomes known that any representation or warranty of the Company in the Purchase Agreement was untrue or incorrect on the date made; or

(viii) the Common Stock is suspended from trading on Nasdaq for a period of ten (10) consecutive Trading Days (other than due to general market conditions) or is delisted from Nasdaq and not relisted on Nasdaq or another national securities exchange within fifteen (15) Trading Days thereafter;

5.2 If any Event of Default occurs, the full principal amount of this Note shall become, at the Payee’s election, immediately due and payable in cash. Commencing three (3) days after the occurrence of any Event of Default that results in the acceleration of this Note, the interest rate on this Note shall accrue at the rate of 15% per annum, or such lower maximum amount of interest permitted to be charged under applicable law. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of his rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

6. Governing Law. The terms of this Note are governed by and construed in accordance with the laws of the State of Delaware.

Time of Essence. Time is of the essence with respect to all of the Company’s obligations and agreements under this Note.

Successor and Assigns. This Note and all provisions, conditions, promises and covenants hereof are binding in accordance with the terms hereof upon the Company, its successors and assigns. The obligations of the Company set forth herein will not be assignable by the Company without Holder’s prior written consent.

Collection Expenses. The Company further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees, incurred by the Holder in endeavoring to collect any amounts payable hereunder which are not paid when due.

Waiver. The Company hereby waives presentment, protest, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note.

Amendment. This Note may be amended with the written consent of the holders of a majority of the outstanding indebtedness under the Notes and the Company, which consent will be binding upon the Holder hereof.

Entire Agreement. This Note contains the entire understanding of the Company and the Holder with respect to the subject matter hereof and thereof and expressly supersede any and all prior agreements and understandings among them with respect to such subject matter. All pronouns contained herein, and any variations thereof, are deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company and the Holder have caused this Note to be executed and issued as a sealed instrument as of the date and year first written above.

WELLGISTICS HEALTH, INC.

By:
Name:	Prashant Patel
Title:	President

HOLDER:

By: